                               [LOGO OF PW EAGLE]

FOR:     PW Eagle, Inc.                                    FOR IMMEDIATE RELEASE
         222 South Ninth Street, Suite 2880                ---------------------
         Minneapolis, MN 55402
         (Nasdaq-NMS: "PWEI")

                            CONTACT: William H. Spell

         Chief Executive Officer, PW Eagle, Inc.
         612/305-0339

                     PW EAGLE REPORTS FIRST QUARTER EARNINGS

MINNEAPOLIS -- May 2, 2001 -- PW Eagle, Inc. (Nasdaq-NMS: "PWEI", formerly "EPII") today reported its financial results for the three months ended March 31, 2001. A summary of the unaudited results for the quarters ending March 31, 2001 and 2000 is set forth in the following table:

Income Statement Information
(In thousands, except for per share amounts)

                                             Three Months Ended March 31,
                                             ---------------------------
                                                 2001           2000
                                               --------       --------

          Net sales                            $ 58,045       $ 92,599
          Gross profit                            8,726         29,312
          Net income (loss)                    $ (1,369)      $  9,166

          Basic earnings per share             $   (.17)      $   1.21
          Diluted earnings per share           $   (.17)      $    .87

          EBITDA                               $  3,101       $ 20,477

William H. Spell, PW Eagle Chief Executive Officer, stated, "We reported net income, earnings per share and EBITDA for the first quarter consistent with our expectations and outlook as published in our March 1, 2001 press release. While we are disappointed with the results of the first quarter, we recognize that our business is both seasonal and cyclical. A weak overall economy with slow growth in Gross Domestic Product (GDP) and adverse weather conditions in our markets has resulted in reduced demand and prices for our products. However, we believe PW Eagle is structured to continue to provide excellent service to our customers during these difficult economic times, and we remain poised to reap the benefits of a strengthening economy.

"We expect that the adverse industry conditions will moderately improve during the second quarter, and we have experienced some increase in demand for our products in April from first quarter levels. However, the PVC resin markets and the markets that we serve remain unstable, making it difficult to predict future demand or prices. With the recent reductions in interest rates, we are hopeful that the economy and our industry will stabilize and begin to grow again as the year progresses. We expect to see improvement in our financial performance in the second quarter, but it is highly unlikely that we will report sales and earnings for the second quarter of this year comparable with the second quarter of last year."

                                    - More -

Business Outlook

For the second quarter of 2001, we currently anticipate net sales of between $82 and $90 million with net income of between $3.5 and $5.0 million, which would result in earnings per share on a fully diluted basis of between $0.30 and $0.50 and EBITDA of between $10 and $13 million. By comparison, for the second quarter of 2000, we reported net sales of $106,748,000 with net income of $13,199,000 or $1.24 per share diluted earnings and EBITDA of $27,074,000.

We continue to remain optimistic that the economy will improve later in 2001. Consequently, for the year 2001, we currently anticipate net sales of between $300 and $320 million with net income of between $8 and $12 million or $0.85 to $1.05 per share diluted earnings and EBITDA of $35 to $40 million. These earnings forecasts exclude any impact that the "Dutch" tender offer currently in process would have on the earnings of the Company. By comparison, for the year 2000, we reported net sales of $343,974,000 with net income of $18,218,000 or $1.72 per share diluted earnings and EBITDA of $51,862,000.

PW Eagle has previously announced its commencement of a modified "Dutch Auction" tender offer, that is scheduled to expire May 4, 2001, unless extended by the Company. To illustrate the potential impact of the "Dutch" tender offer, if the Company were to purchase $10,000,000 of the Company's common stock at $8.75 per share in the "Dutch" tender offer, the net income for the year 2001 would be reduced by approximately $600,000, but the per share diluted earnings would increase by approximately $0.03 per share.

INFORMATION IN THIS BUSINESS OUTLOOK SECTION AND OTHER STATEMENTS IN THIS PRESS RELEASE ARE FORWARD-LOOKING INFORMATION-ACTUAL RESULTS MAY DIFFER

PW Eagle, Inc.'s statements under the caption "Business Outlook," and those that are not strictly historical and those made by William H. Spell regarding the Company's beliefs and expectations that: (i) the adverse industry conditions will moderately improve during the second quarter; (ii) the economy and the PVC pipe industry will stabilize and begin to grow again as the year progresses; and
(iii) the Company expects to see improvement in its financial performance in the second quarter are all forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act. These statements involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and forecasted in this Business Outlook section and press release. Actual results could differ as a result of:
(i) a further slowdown of economic growth in the United States, particularly west of the Mississippi; (ii) the failure of the Gross Domestic Product to grow beyond its first quarter level; (iii) an increase in interest rates or the failure of the Federal Reserve Board to lower interest rates further; (iv) a decline in the construction of commercial and residential building; (v) a decline in our raw material prices; (vi) a greater supply of PVC and PE pipe than market demand for such products caused by cyclical fluctuations in the supply and demand for pipe; (vii) adverse weather conditions and (viii) other risks described from time to time in our periodic reports.

About the Company

PW Eagle, Inc. is a leading extruder of PVC pipe and polyethylene tubing products. The Company operates ten manufacturing facilities in the midwestern and western United States. PW Eagle's common stock is traded on the Nasdaq National Market under the symbol "PWEI".

                              - financials follow -

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PW EAGLE, INC.
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

                                                             THREE MONTHS
                                                            ENDED MARCH 31,
                                                       ------------------------
                                                          2001           2000
                                                       ========================
NET SALES                                              $ 58,045        $ 92,599
COST OF GOODS SOLD                                       49,319          63,287
                                                       ------------------------
  Gross profit                                            8,726          29,312
OPERATING EXPENSES:
  Selling expenses                                        5,618           7,167
  General and administrative expenses                     2,310           3,700
                                                       ------------------------
                                                          7,928          10,867
                                                       ------------------------

OPERATING INCOME                                            798          18,445
OTHER EXPENSES (INCOME):
  Interest expense                                        3,030           3,652
  Other, net                                                (14)            (63)
                                                       ------------------------
                                                          3,016           3,589
                                                       ------------------------

INCOME (LOSS) BEFORE INCOME TAXES                        (2,218)         14,856

INCOME TAX EXPENSE (BENEFIT)                               (849)          5,690
                                                       ------------------------

NET INCOME (LOSS)                                      $ (1,369)       $  9,166

NET INCOME (LOSS) PER COMMON SHARE:
Basic                                                  $   (.17)       $   1.21
                                                       ========================
Diluted                                                $   (.17)       $    .87
                                                       ========================

AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING:
  Basic                                                   7,887           7,585
  Diluted                                                 7,887          10,493

PW EAGLE, INC.
CONDENSED BALANCE SHEETS
(In thousands, except for shares and per share amounts)

ASSETS                                                                   MARCH 31, 2001  DEC. 31, 2000
                                                                         --------------  -------------
                                                                          (Unaudited)
                                                                          -----------
CURRENT ASSETS:
  Cash and cash equivalents                                                 $     535     $     816
  Accounts receivable, net                                                     26,051        18,246
  Inventories                                                                  49,714        44,391
  Income tax receivable                                                         1,473         3,376
  Other                                                                         3,903         3,782
                                                                            -----------------------
          Total current assets                                                 81,676        70,611

Property and equipment, net                                                    76,702        76,589
OTHER ASSETS                                                                   10,975        11,179
                                                                            -----------------------
TOTAL ASSETS                                                                $ 169,353     $ 158,379
                                                                            =======================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Borrowings under revolving credit facility                                $  27,892     $  16,458
  Current maturities of long-term debt                                         10,395        10,408
  Accounts payable                                                             18,668         7,839
  Accrued liabilities                                                           8,362        16,447
                                                                            -----------------------
         Total current liabilities                                             65,317        51,152


OTHER LONG-TERM LIABILITIES                                                     4,309         3,793
LONG-TERM DEBT, less current maturities                                        25,000        27,500
SENIOR SUBORDINATED DEBT                                                       28,411        28,068
                                                                            -----------------------
TOTAL LIABILITIES                                                             123,037       110,513
                                                                            -----------------------
COMMITMENTS AND CONTINGENCIES
STOCK WARRANTS                                                                     --         5,887
STOCKHOLDERS' EQUITY:
  Series A preferred stock; 7% cumulative dividend; convertible; $2 per            --            --
    share liquidation preference; no par value; 2,000,000 shares authorized; none issued and outstanding
  Undesignated stock, $.01 par value; 14,490,000 shares authorized;                --            --
    none issued and outstanding
  Common stock; $.01 par value; 30,000,000 shares authorized; issued and           81            81
    outstanding 8,080,675 and 8,069,675 shares, respectively
  Class B Common stock, $.01 par value; 3,500,000 shares authorized;               --            --
    none issued and outstanding
  Additional paid-in capital                                                   40,717        40,521
  Stock warrants                                                                5,887            --
  Unearned compensation                                                          (553)         (473)
  Notes receivable from officers and employees on common stock
    purchases                                                                  (1,185)       (1,181)
  Accumulated other comprehensive loss                                           (293)           --
  Retained earnings                                                             1,662         3,031
                                                                            -----------------------
          Total stockholders' equity                                           46,316        41,979
                                                                            -----------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 169,353     $ 158,379
                                                                            =======================

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